EXHIBIT 99.1

BJ's Restaurants, Inc. Announces Incoming President and Upcoming CEO Transition

HUNTINGTON BEACH, Calif., Oct. 29, 2012 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) announced today that Gregory A. (Greg) Trojan will join the Company as President and a director effective December 3, 2012. Gerald W. (Jerry) Deitchle, the Company's current Chairman, President and CEO will retire as CEO effective February 1, 2013 and Trojan will succeed him as CEO on that date. Deitchle will continue as Chairman of the Company's Board of Directors.

Since October 2007, Trojan has been employed by Guitar Center Holdings, Inc., a privately held leading retailer of music products with total annual revenue in excess of $2 billion. Guitar Center currently operates 232 Guitar Center stores in 43 states and 109 Music & Arts stores in 22 states. Trojan initially joined Guitar Center as President and Chief Operating Officer and a director and became its CEO in November 2010. From 1996 to 2006, Trojan served as CEO of House of Blues Entertainment, Inc., an operator of restaurant and music venues, concerts and media properties. Prior to that, he served as CEO of the California Pizza Kitchen restaurant chain for two years when it was owned by PepsiCo Inc., and also held various other positions within PepsiCo from 1990 to 1996. Earlier in his career, Trojan was a consultant at Bain & Company, the Wharton Small Business Development Center and Arthur Andersen & Co. Since March 2010, he has served as a director of Domino's Pizza, Inc. Trojan earned a BS in Commerce from The McIntire School at the University of Virginia and an MBA from The Wharton School at the University of Pennsylvania. Trojan, 53, and his family currently reside in the Los Angeles area.

"After an extensive year-long national search, BJ's is very fortunate to have secured the services of such a highly talented and experienced business leader as Greg Trojan," said Peter Bassi, the Company's lead independent director. "Greg's background and experience in leading large, national consumer brands and chain-store operations will be of significant value to BJ's as the Company continues to execute its national expansion plan. We enthusiastically welcome Greg to the BJ's family as our President and next CEO, and we have solid confidence in his ability to continue BJ's forward momentum as a nationwide restaurant growth company."

"On behalf of our Board of Directors, I want to thank Jerry for his eight years of dedicated service as BJ's CEO," said Bassi. "Under Jerry's leadership, BJ's total revenues and cash flow from operating activities have steadily grown from $129 million and $16 million, respectively, in 2004 to estimated amounts in the range of $700 million and $100 million, respectively, in 2012. BJ's annual comparable restaurant sales metric consistently exceeded the average for the casual dining industry on his watch. And, the Company's stated expansion objectives were successfully achieved every year under his direction. Jerry has assembled an outstanding management team and built a solid, leverageable infrastructure to support BJ's future growth. The Board is pleased that he will continue as our Chairman."

"Greg Trojan knows our industry and also knows how to successfully grow consumer chain-store brands and operations to the multi-billion level in multiple distribution channels," said Deitchle. "In my view, Greg is absolutely the right leader at the right time for BJ's going forward, and I am pleased to pass the Company's leadership baton to him. With only 127 restaurants open today, we are just beginning the third inning of BJ's solid national expansion program.  I am excited to continue as BJ's Chairman for the foreseeable future."

"I am excited to be joining the BJ's team," commented Trojan. "Under Jerry's leadership, BJ's has clearly demonstrated an impressive track record of success and has cultivated a truly unique concept in the casual dining space. I look forward to bringing BJ's great food and service to many more guests and markets to come."

BJ's Restaurants, Inc. currently owns and operates 127 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ's Grill® brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries in addition to using qualified contract brewers to produce and distribute BJ's critically acclaimed proprietary handcrafted beers throughout the chain. The Company's restaurants are located in California (60), Texas (28), Florida (10), Arizona (6), Nevada (5), Colorado (4), Ohio (3), Oregon (3), Oklahoma (2), Washington (2), Indiana (1), Kansas (1), Kentucky (1) and Louisiana (1). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected revenues, comparable restaurant sales growth in future periods, expected cash flow from operating activities, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends and the number and timing of new restaurants expected to be opened in future periods. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) increase in minimum wage and other employment related costs, (vi) food quality and health concerns, (vii) factors that impact California, where 60 of our current 127 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

CONTACT: Greg Levin or Jerry Deitchle of BJ's Restaurants, Inc.
         (714) 500-2400